                                                                   EXHIBIT 4.1.5

                               Second Amendment to
                                Third Amended and
                            Restated Credit Agreement




                                  June 6, 2002


Inland Production Company
410  17th Street, Suite 700
Denver, Colorado  80202

Gentlemen:

         This Second Amendment to the Third Amended and Restated Credit Agreement, as amended(the "Amendment") will serve to set forth the amended terms of the financing transaction by and between INLAND PRODUCTION COMPANY, a Texas corporation ("Borrower"), FORTIS CAPITAL CORP., a Connecticut corporation as Agent ("Agent") and as a Lender, and the other Lenders.

         WHEREAS, Borrower, Agent and the Lenders entered into the Third Amended and Restated Credit Agreement, dated as of November 30, 2001 (the "Credit Agreement"); and

         WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders are willing to do so subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. DEFINED TERMS. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Credit Agreement. Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.

         2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

                  2.1   SECTION 1.1. DEFINITIONS.

                        1. The definition of "Eurodollar Margin" is amended to
                  read as follows:

                      " Eurodollar Margin means the following rate per annum as
                  applicable based on the Senior Debt to EBITDA Ratio in effect from time to time:

                        Senior Debt to
                        EBITDA Ratio                                Eurodollar Margin
                        --------------                              -----------------
                        Greater than 4.00
                        to 1.00                                     3.75%

                        Less than or equal to 4.00 to
                        1.00 but greater than
                        or equal to 3.00 to 1.00                    2.75%

                        Senior Debt to
                        EBITDA Ratio                                Eurodollar Margin
                        --------------                              -----------------

                        Less than 3.00 to
                        1.00                                        2.25%


                        with each change in the Eurodollar Margin resulting from
                  a change in the Senior Debt to EBITDA Ratio taking effect at the time of such change. "

                  2.2   SECTION 7.13. DEBT TO EBITDA RATIO.

                        (a)      Section 7.13 is amended to read as follows:

                        "Section 7.13. Debt to EBITDA Ratio. At the end of
                  any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2001, the ratio of (i) Parent's Consolidated Senior Debt to (ii) Parent's EBITDA, for the four-Fiscal Quarter period ending with such Fiscal Quarter will be equal to or less than (a) 4.75 to 1.00 for the Fiscal Quarter ending June 30, 2002, (b) 4.35 to 1.00 for the Fiscal Quarter ending September 30, 2002, and (c) 3.75 to 1.00 for any Fiscal Quarter ending thereafter."

         3. WAIVERS AND CONSENTS. The Lenders hereby agree, approve and consent as follows:

                  3 1 Section 7.13. Debt to EBITDA Ratio. The Agent and the Lenders hereby waive compliance with Section 7.13 of the Credit Agreement for the period January 1, 2002 through March 31, 2002.

         4. EFFECTIVENESS OF AMENDMENT. This Amendment shall be effective as of May 31, 2002 upon receipt by Agent of:

                  (a) Receipt by the Agent, on behalf of the Lenders, of an amendment fee equal to 0.10% of the Borrowing Base;

                  (b) A Consent and Agreement executed by Inland Resources Inc. as guarantor, and

                  (c)   A Compliance Certificate executed by Borrower.

         5.       RATIFICATIONS, REPRESENTATIONS AND WARRANTIES.

                  (a) The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower and Lenders agree that the Credit Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

                  (b) In order to induce Lenders to enter into this Amendment, each of Borrower and Parent represents and warrants to Lenders that:

                        (i)    The representations and warranties contained in
                  Article V of the Credit Agreement are true and correct at and as of the time of the effectiveness hereof.

                        (ii) Each Restricted Person is duly authorized to execute and deliver each Loan Document to the extent a party thereto and Borrower is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement as amended hereby. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery of each Loan Document to which it is a party and to authorize the performance of the obligations of each Restricted Person thereunder.

         6. BENEFITS. This Amendment shall be binding upon and inure to the benefit of the Lenders and Borrower, and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of the Lenders, assign any rights, powers, duties or obligations under this Amendment, the Credit Agreement or any of the other Loan Documents.

         7. CONSTRUCTION. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         8. INVALID PROVISIONS. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

         9. ENTIRE AGREEMENT. The Credit Agreement, as amended by this Amendment, contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

         10. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         11. COUNTERPARTS. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Amendment to the undersigned.



                                       Very truly yours,

                                       FORTIS CAPITAL CORP., AS AGENT AND LENDER


                                       By:
                                          --------------------------------------
                                       Name: Darrell H. Holley
                                       Title: Managing Director

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       U. S. BANK NATIONAL ASSOCIATION, AS LC
                                       ISSUER AND A LENDER


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


         ACCEPTED as of the date
         Second written above.

         BORROWER:

         INLAND PRODUCTION COMPANY

         By:
            ----------------------------------------
         Name:  Bill I. Pennington
         Title: President

                              CONSENT AND AGREEMENT

         Inland Resources Inc. hereby consents to the provisions of this Second Amendment to Third Amended and Restated Credit Agreement and the transactions contemplated herein, and hereby ratifies and confirms its Guaranty dated as of November 30, 2001, as amended, supplemented, or restated to the date hereof, made by it for the benefit of Agent and Lenders, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.


                                            INLAND RESOURCES INC.

                                            By:
                                               ---------------------------------
                                            Name: Bill I. Pennington
                                            Title: Chief Financial Officer
                                            Dated:
                                                  ------------------------------

                             COMPLIANCE CERTIFICATE

                                __________, 2002

         Reference is made to (i) that certain Third Amended and Restated Credit Agreement dated as of November 30, 2001 (as amended, supplemented, or restated to the date hereof, the "Original Agreement"), between Inland Production Company, a Texas corporation ("Borrower"), Inland Resources Inc., a Washington corporation ("Parent"), and ING (U.S.) Capital LLC, as Agent, and certain other financial institutions, as Lenders and (ii) that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of May 31, 2002 between Borrower, Fortis Capital Corp. and Lenders (the "Amendment"; the Original Agreement as amended by the Amendment is herein referred to as the "Credit Agreement"). Terms which are defined in the Credit Agreement and which are used but not defined herein shall have the meanings given them in the Credit Agreement. The undersigned, Marc MacAluso and Bill Pennington, do hereby certify in the name, and on behalf, of Borrower that Borrower has made a thorough inquiry into all matters certified herein and based upon such inquiry, experience, and the advice of counsel, do hereby further certify that:

         1. Marc MacAluso and Bill Pennington are the duly elected, qualified, and acting Chief Executive Officer and Chief Financial Officer, respectively of Borrower.

         2. All representations and warranties made by any Restricted Person in any Loan document delivered on or before the date hereof (including, without limitation, the representations and warranties contained in Section 4 of the Amendment) are true in all material respects on and as of the date hereof (except to the extent that the facts upon which such representations are based have been changed by the transactions contemplated in the Credit Agreement) as if such representations and warranties had been made as of the date hereof.

         3. No Default exists on the date hereof.

         4. Each Restricted Person has performed and complied with all agreements and conditions required in the Loan Document to be performed or complied with by it on or prior to the date hereof.

         IN WITNESS WHEREOF, this instrument is executed by the undersigned as of the date Second above written.



                                    INLAND PRODUCTION COMPANY


                                    By:
                                       -----------------------------------------
                                       Marc MacAluso
                                       Chief Executive Officer


                                    By:
                                       -----------------------------------------
                                       Bill I. Pennington
                                       Chief Financial Officer





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